EXHIBIT 23.2



April 15, 2003


To the Board of Directors
Western Feed Mills, Inc.
Cedar Vale, Kansas

We consent to the inclusion, in Form SB-2, of our audit report of the financial statements of Western Feed Mills, Inc. as of and for the periods ended December 31, 20022001 and December 31, 20002001 and the Independent Accountants' Report of the Statements of Forecasted Income for its proposed dairy operation prepared by Western Feed Mills, Inc.


Sincerely,

/s/

Varney & Associates, CPAs, LLC


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